UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): November 9, 2011

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 City West Blvd., Suite 500 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 8.01 Other Events

The Atlantic menhaden fishing operations of Omega Protein Corporation (the “Company”) are subject to regulation by an interstate compact commission created by federal law, the Atlantic States Marine Fisheries Commission (“ASMFC”) that consists of 15 states along the Atlantic Coast. The ASMFC manages the menhaden fishery throughout the stock’s coast-wide range.

In March 2011, the ASMFC initiated a regulatory review process that would: (1) require annual updates on menhaden recruits, or the numbers of fish in their first year of life, currently reviewed only every three years; (2) begin a long-term process of managing menhaden on a multi-species basis; and (3) with a goal of establishing increased menhaden abundance, initiate a management action to implement an interim overfishing threshold reference point based on achieving a rate of fishing that should result in 15% of the spawning potential that the Atlantic menhaden stock would have if such stock were unfished (a “maximum spawning potential”). By comparison, in 2008, the estimate of this maximum spawning potential was estimated to be 8%; however, those numbers have not been estimated for 2009, 2010, or 2011. These percentages do not necessarily translate into corresponding percentage reductions in fish catch.

In August 2011, the ASMFC approved a rulemaking process to establish the new overfishing threshold reference point and added options for new management targets that could be used to guide future management of the fishery. It also solicited input on potential fishery management tools that could be used to manage the fishery to a recommended catch level.

At its November 9, 2011 meeting, the ASMFC established a new overfishing reference point at the 15% threshold level of maximum spawning potential. It also established a management target at a rate of fishing that is associated with a 30% maximum spawning potential level. The ASMFC also decided to move forward with an amendment to develop a new system of managing the fishery in line with these new reference points.

Also at its November 9 meeting, the ASMFC approved the consideration of options for phasing in potential reductions in fishing effort, including a range of options from one to five years. The ASMFC also decided to maintain consideration of a full range of options for managing the fishery, including options for quotas, limitations on the number of days fished annually, a shortened season, and other measures, subject to industry and other user group input. A decision to narrow the range of options is expected to be approved in early 2012 and additional public hearings will also be held.

The Company expects that additional scientific information on the status of the stock in more recent years (2009, 2010 and 2011) will be available in 2012. It is possible that this information will influence the types of measures or extent of allowable fishing under the ASMFC’s new management system.

Because the process of developing a management system will take time and involve further public hearings, the Company does not expect any new constraints to be placed upon the menhaden fishery in 2012 and therefore, any new restrictions would not be expected to be put in place until the 2013 fishing season, at the earliest. If the ASMFC process is materially delayed, it is possible that the measures would not be put in place until 2014.

Due to the uncertain timing and outcome of this regulatory process, the Company cannot predict with certainty what effect these new regulations will have on the Company’s business. Depending on how and when the these new reference points are implemented, and what future Atlantic menhaden stock assessments conclude, it is possible that the implementation of these new regulations could have a material adverse effect on the Company’s business, financial results and results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: November 10, 2011	/s/ John D. Held
John D. Held
Executive Vice President and General Counsel